Exhibit  31.1

CERTIFICATIONS PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

I, Jeffrey J. Guzy,  certify that:

1. I have reviewed this Amendment to the quarterly report on Form 10-Q/A of CoJax Oil and Gas Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 19, 2020

/s/ Jeffrey J. Guzy

Chief Executive Officer